THIS AGREEMENT is dated for reference May 31, 2004

BETWEEN:

Derek Oil and Gas Corporation, a company duly incorporated under the laws of British Columbia and having an address of Suite 1201, 1111 West Hastings Street, Vancouver, B.C., Canada, V6E 2J3.

(the “Company”)

AND:

Alan Henry Stevens, businessman, having an address of,

126 La Floricita

Pismo Beach, California 93449

(the “Consultant”)

WHEREAS:

A.

The Company desires to retain Mr. Stevens to provide consulting services; and

B.

Mr. Stevens has agreed to provide the consulting services;

NOW THEREFORE THIS AGREEMENT WITNESSETH that is consideration of the premises and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

The Company hereby requests Mr. Stevens to provide the monthly consulting services of identifying, evaluating and introducing the Company to new projects, and/or new sources of capital.  This agreement will be deemed to be automatically renewed on a monthly basis unless otherwise notified in writing, by giving one month’s notice.

2.

Mr. Stevens will provide, as consultant to the Company, the services stated above in a faithful and diligent manner.

3.

The Company hereby agrees to reimburse to Mr. Stevens the actual out-of-pocket expenses incurred by Mr. Stevens in connection with the provision of any of the general and special services referred to herein; PROVIDED that Mr. Stevens will provide to the company vouchers detailing such expenditures.

4.

The Company further agrees to grant Mr. Stevens, as a consultant to the Company, an incentive stock option to purchase up to 100,000 shares of the Company in accordance with the requirements of the TSX Venture Stock Exchange;

5.

Any notice to be given by either party to the other shall be well and sufficiently given if delivered personally or if sent by registered mail, postage prepaid, to the parties hereto as follows:

(a)

If to the Company:

Derek Oil and Gas Corporation

1550-355 Burrard Street

Vancouver B.C.

Canada

V6C 2G8

(b)

If to Mr. Stevens:

Mr. Alan Stevens

6.

This Agreement may not be assigned by either party.

7.

Time is the essence of this Agreement.

8.

This Agreement shall be interpreted by the laws of the Province of British Columbia, Canada.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

EXECUTED BY DEREK OIL AND GAS

CORPORATION, in the presence of:

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Authorized Signatory

EXECUTED BY Mr. Alan Stevens:

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Signature